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                                                             Exhibit 23


                       Consent of Independent Auditors




  We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-28025 and No. 33-24953) pertaining to the OHM Corporation Stock Option Plan and OHM Corporation Retirement Savings Plan, respectively, and in the related Prospectuses of our report dated May 5, 1995, with respect to the financial statements and schedules of OHM Corporation Retirement Savings Plan included in the Annual Report (Form 11-K) for the year ended December 31, 1994.


                                                             ERNST & YOUNG LLP


Columbus, Ohio
June 26, 1995